INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-48227, 33-46964, and 333-10509 on Form S-8 of Merit Medical Systems, Inc. of our report dated March 5, 1998, incorporated by reference in this Annual Report on Form 10-K of Merit Medical Systems, Inc. for the year ended December 31, 1997.


DELOITTE & TOUCHE LLP

Salt Lake City, Utah
March 30, 1998